UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2004

PARTY CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27826	22-3033692
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 Commons Way, Rockaway, NJ		07866
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 983-0888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

          On September 30, 2004, Party City Corporation (the “Company”) entered into a separation agreement, effective September 15, 2004 (the “Separation Agreement”), with Linda M. Siluk defining the terms of her resignation from the Company as Senior Vice President and Chief Financial Officer. The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On September 30, 2004, the Company entered into the Separation Agreement. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

          Separation Agreement. Ms. Siluk resigned from her position with the Company effective September 15, 2004. Ms. Siluk will receive severance equal to her base salary as of September 15, 2004, which was $221,750, for a minimum period of four months and a maximum period of six months. During the period from January 16, 2005 through March 15, 2005, the severance otherwise payable by the Company shall be reduced on a dollar-for-dollar basis by the amount Ms. Siluk earns from future employment. Ms. Siluk will also continue to receive health and life benefits during the six-month period ended March 15, 2005.

          The Company shall pay for outplacement services for Ms. Siluk for the six-month period ending March 15, 2005 at a cost to the Company not to exceed $25,000. Until March 15, 2005, Ms. Siluk is subject to non-competition and non-solicitation provisions, subject to standard exceptions.

          Pursuant to the Separation Agreement, the previous employment agreement between the Company and Ms. Siluk was terminated, except for the limited provisions which survive as specified in the Separation Agreement. The employment agreement was for a one-year term, set to expire on November 6, 2004. A copy of Ms. Siluk’s employment agreement was previously filed as Exhibit 10.10 in Party City’s Current Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2003.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

          A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2004	PARTY CITY CORPORATION
	By:	/s/ Gregg A. Melnick
		Name:	Gregg A. Melnick
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Separation Agreement, dated as of September 30, 2004, by and between the Company and Linda M. Siluk.